UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 22, 2022

Ciena Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware
(State or other jurisdiction of incorporation)
7035 Ridge Road, Hanover, MD
(Address of principal executive offices)

23-2725311
(IRS Employer Identification No.)
21076
(Zip Code)
Registrant's telephone number, including area code: (410) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 - OTHER EVENTS

On November 22, 2022, Ciena Corporation ("Ciena") issued a press release announcing that it has entered into a definitive agreement to acquire Tibit Communications, Inc., a provider of passive optical network solutions, and that Ciena has completed its acquisition of Benu Networks, Inc., a provider of broadband network gateway software. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 8.01 - OTHER EVENTS

On November 22, 2022, Ciena entered into a definitive agreement to acquire Tibit Communications, Inc., a privately-held company headquartered in Petaluma, California, and announced that it has acquired Benu Networks, Inc., a privately-held company headquartered in Burlington, Massachusetts. Tibit and Benu are focused on simplifying broadband access networks through next-generation PON technologies and advanced subscriber management, respectively. The acquisitions of Tibit and Benu are intended to complement Ciena’s existing portfolio of solutions for broadband access use cases, including residential broadband, enterprise business services, and fixed-wireless access.

Tibit combines PON-specific hardware and OS into a micro pluggable transceiver that is designed to easily integrate into a carrier-grade Ethernet switch. Unlike the closed and proprietary approaches of traditional Optical Line Terminal (OLT) vendors, Tibit’s open, microplug OLT technology is intended to enable rapid PON deployment in any environment. Ciena has been an investor in Tibit since its initial funding round in 2016 and is currently Tibit’s largest shareholder. Ciena is also Tibit’s largest customer, currently leveraging Tibit’s products and technology within its portfolio of broadband access solutions.

Under the terms of the agreement to acquire Tibit, Ciena will acquire the remaining shares of Tibit that it does not already own in a cash-free, debt-free transaction currently valued at approximately $210 million, with the merger consideration to be paid in cash. In addition, Ciena will enter into certain employee retention arrangements in connection with the transaction. The Tibit transaction has been approved by the boards of directors of both companies as well as Tibit’s shareholders. The transaction is expected to close during Ciena’s fiscal first quarter 2023, subject to customary closing conditions.

Benu has developed a portfolio of field-proven, cloud-native software solutions, including a virtual Broadband Network Gateway ((v)BNG), which are highly complementary to Ciena’s existing portfolio of broadband access solutions. The Benu transaction closed during Ciena’s fiscal first quarter 2023.

This Current Report on Form 8-K contains forward-looking statements that are based on management’s current expectations, forecasts, information and assumptions. These statements involve inherent risks and uncertainties. Actual results or outcomes may differ materially from those stated or implied in the forward-looking statements because of risks and uncertainties, including the risks that the acquisition of Tibit may not close when expected, or at all, that problems may arise in successfully integrating the acquired businesses, that the acquisitions may fail to achieve their expected benefits, and those risks and uncertainties detailed in Ciena’s most recent annual and quarterly reports filed with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies, and can be identified by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," and "will," and similar words and expressions. Ciena assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibits are being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 99.1	Press Release dated November 22, 2022
	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: November 22, 2022	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary